Exhibit 10.34

AMENDMENT NO. 1 TO THE COAL MINING LEASE AND SUBLEASE

AGREEMENT

This AMENDMENT NO. 1 TO COAL MINING LEASE AND SUBLEASE AGREEMENT, dated as of January 11, 2010 (this “Amendment”), is by and between WPP LLC (“Lessor”), a Delaware limited liability company and Hillsboro Energy LLC (“Lessee”), a Delaware limited liability company. Capitalized terms used herein and not otherwise defined herein shall have the meanings given to them in the Coal Mining Lease and Sublease Agreement.

RECITALS

WHEREAS, Lessor and Colt LLC, a West Virginia limited liability company (“Colt”), entered into a certain Purchase and Sale Agreement, dated as of September 10, 2009 (the “Purchase and Sale Agreement”), in which Colt agrees to sell and Lessor agrees to purchase certain assets, including minerals, in eight consecutive closings under the terms and conditions in the Purchase and Sale Agreement;

WHEREAS, upon entering the Purchase and Sale Agreement, Lessor and Lessee entered into a certain Coal Mining Lease and Sublease Agreement, dated as of September 10, 2009 (the “Coal Mining Lease and Sublease Agreement”), in which Lessor agrees to lease certain mineral property and assets to Lessee under the terms and conditions described therein; and

WHEREAS, Lessor and Lessee have closed the second transaction pursuant to Section 2.3(b) of the Purchase and Sale Agreement on or before the date hereof and now desire to amend the Coal Mining Lease and Sublease Agreement.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt of which is hereby acknowledged, Lessor and Lessee agree to amend the Coal Mining Lease and Sublease Agreement as follows:

1. Amendment. The Coal Mining Lease and Sublease Agreement is hereby amended as follows:

Exhibit A thereof is hereby deleted and replaced with the following:

“All of that part of the Herrin No. 6 Coal Seam in the following tracts all located West of the Third Principal Meridian in Montgomery County, Illinois and as reflected on the attached maps entitled “Exhibit A to Lease”:

•	In Township 8 North, Range 3 West

•	The South 1/2 of Section 18

•	The South 2020 feet of the Northwest 1/4 of Section 18

•	In Township 8 North Range 4 West

•	The East 1/2 of the Southeast 1/4 of Section 13

•	The Southeast 1/4 of the Northeast 1/4 of Section 13

•	The South 1/2 of the Northeast 1/4 of the Northeast 1/4 of Section 13

•	The East 1/2 of the East 1/2 of Section 24

•	In Township 8 North, Range 3 West

•	The South 1/2 of Section 17, except the Northeast 1/4 of the Southeast 1/4 of Section 17

•	The West 1/2 of Section 28

•	All of Section 29

•	All of Section 30”.

2. Effectiveness. This Amendment shall not become effective unless and until both Lessee and Lessor have duly execute it.

3. Continuing Effect. Except as set forth herein, all of the terms and provisions of the Coal Mining Lease and Sublease Agreement are and shall remain in full force and effect.

4. Counterparts. This Amendment may be executed in any number of counterparts by the parties hereto, each of which counterparts when so executed shall be an original, but all the counterparts shall together constitute one and the same instrument. Delivery of an executed signature page of this Amendment by electronic facsimile transmission shall have the same effect as delivery of a manually executed counterpart of this Amendment.

5. Severability. Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate nor render unenforceable such provision in any other jurisdiction.

6. Governing Law. This Amendment and the rights and obligations of the parties under this Amendment shall be governed by, and construed and interpreted in accordance with, the law of the State of Illinois.

7. No Waiver. The execution and delivery of this Amendment shall not, except as expressly provided herein, constitute a waiver or amendment of (a) any provision of the Coal Mining Lease and Sublease Agreement or (b) any right, power or remedy of Lessor or Lessee under the Coal Mining Lease and Sublease Agreement, including rights, powers and remedies arising out of or relating to any Default, other than as expressly set forth herein. The Coal Mining Lease and Sublease Agreement, as amended hereby, shall remain in full force and effect and are hereby ratified and confirmed.

8. Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to the Coal Mining Lease and Sublease Agreement to be executed by their respective officers thereunto duly authorized, as of the date first set forth above.

HILLSBORO ENERGY LLC

By:	Foresight Management LLC,
as its manager

	By:	/s/ Donald R. Holcomb
	Name:	Donald R. Holcomb
	Title:	Authorized Person

WPP LLC

By:	NRP (Operating) LLC,
as its sole member

	By:	/s/ Nick Carter
Name: Nick Carter
Title: President & COO

[Amendment No. 1 to Coal Mining Lease and Sublease Agreement]